                                                                    EXHIBIT 2.1







                               STOCK PURCHASE AGREEMENT

                                    BY AND BETWEEN

                                 MID-AMERICA BANCORP,

                                      AS SELLER,

                                         AND

                          MONEYGRAM PAYMENT SYSTEMS, INC.,

                                       AS BUYER




                                    August 4, 1997

TABLE OF CONTENTS

1. DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
     ADVERSE CONSEQUENCES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
     AFFILIATE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
     AFFILIATED GROUP. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
     AGENT AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
     APPLICABLE RATE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
     ANNUAL TRANSACTION VOLUME . . . . . . . . . . . . . . . . . . . . . . . . . . .1
     ASSIGNMENT DOCUMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
     BASIS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
     BUYER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
     BUYER'S DISCLOSURE SCHEDULE . . . . . . . . . . . . . . . . . . . . . . . . . .2
     CAUSE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
     CLOSING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
     CLOSING DATE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
     CLOSING DOCUMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
     CODE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
     CONFIDENTIAL INFORMATION. . . . . . . . . . . . . . . . . . . . . . . . . . . .2
     CONTROLLED GROUP OF CORPORATIONS. . . . . . . . . . . . . . . . . . . . . . . .2
     EMPLOYEE BENEFIT PLAN . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
     EMPLOYEE PENSION BENEFIT PLAN . . . . . . . . . . . . . . . . . . . . . . . . .2
     EMPLOYEE WELFARE BENEFIT PLAN . . . . . . . . . . . . . . . . . . . . . . . . .2
     ENCUMBRANCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
     ENVIRONMENTAL, HEALTH, AND SAFETY LAWS. . . . . . . . . . . . . . . . . . . . .3
     ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
     EXCESS LOSS ACCOUNT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
     EXCHANGE ACT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
     EXTREMELY HAZARDOUS SUBSTANCE . . . . . . . . . . . . . . . . . . . . . . . . .3
     FACILITY SHARING AGREEMENT. . . . . . . . . . . . . . . . . . . . . . . . . . .3
     FIDUCIARY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
     FINANCIAL STATEMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
     FORM. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
     GAAP. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
     GIFT CERTIFICATE SERVICES AGREEMENT . . . . . . . . . . . . . . . . . . . . . .3
     HART-SCOTT-RODINO ACT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
     INDEMNIFIED PARTY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
     INDEMNIFYING PARTY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
     INTELLECTUAL PROPERTY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
     INTERIM FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . 4
     JOINT SERVICES AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
     KNOWLEDGE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
     LIABILITY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
     LICENSE AGREEMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
     MADPI. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4


     MAJOR AGENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
     MALL/RETAIL GIFT CERTIFICATE BUSINESS. . . . . . . . . . . . . . . . . . . . . 4
     MAMO . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
     MAMO SHARES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
     MOST RECENT BALANCE SHEET. . . . . . . . . . . . . . . . . . . . . . . . . . . 5
     MOST RECENT BALANCE SHEET DATE . . . . . . . . . . . . . . . . . . . . . . . . 5
     MOST RECENT FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . . . . . 5
     MOST RECENT FISCAL MONTH END . . . . . . . . . . . . . . . . . . . . . . . . . 5
     MOST RECENT FISCAL YEAR END. . . . . . . . . . . . . . . . . . . . . . . . . . 5
     MULTIEMPLOYER PLAN . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
     ORDINARY COURSE OF BUSINESS. . . . . . . . . . . . . . . . . . . . . . . . . . 5
     PARTY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
     PARTIES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
     PBGC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
     PERMISSIBLE INVESTMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
     PERSON . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
     PROCESSING AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
     PROHIBITED TRANSACTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
     PURCHASE PRICE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
     REPORTABLE EVENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
     RETAIL GIFT CERTIFICATE BUSINESS . . . . . . . . . . . . . . . . . . . . . . . 6
     SECTION 338(H)(10) ELECTION. . . . . . . . . . . . . . . . . . . . . . . . . . 6
     SECTION 338 COST . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
     SECURITIES ACT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
     SELLER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
     SELLER'S DISCLOSURE SCHEDULE . . . . . . . . . . . . . . . . . . . . . . . . . 6
     SUBLEASE AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
     SUBSIDIARY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
     TAX. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
     TAX RETURN . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
     THIRD PARTY CLAIM. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
     YEAR 2000 COMPLIANT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7


2. DESCRIPTION OF TRANSACTION 7
     (a) PURCHASE AND SALE OF MAMO SHARES . . . . . . . . . . . . . . . . . . . . . 7
     (b) PURCHASE PRICE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
     (c) THE CLOSING. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
     (d) DELIVERIES AT THE CLOSING. . . . . . . . . . . . . . . . . . . . . . . . . 8
     (e) REVENUE GUARANTEE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
     (f) POST-CLOSING OPERATIONS OF MAMO. . . . . . . . . . . . . . . . . . . . . . 9


3. SELLER'S REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . . . . 10
     (a) ORGANIZATION OF SELLER . . . . . . . . . . . . . . . . . . . . . . . . . .10
     (b) AUTHORIZATION OF TRANSACTION . . . . . . . . . . . . . . . . . . . . . . .10
     (c) NONCONTRAVENTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . .10

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
     (d) BROKERS' FEES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11
     (e) MAMO SHARES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11

4. REPRESENTATIONS AND WARRANTIES CONCERNING MAMO. . . . . . . . . . . . . . . . . 11
     (a) ORGANIZATION OF QUALIFICATION AND CORPORATE POWER. . . . . . . . . . . . .11
     (b) CAPITALIZATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11
     (c) NONCONTRAVENTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . .12
     (d) BROKERS' FEES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .12
     (e) TITLE TO ASSETS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .12
     (f) SUBSIDIARIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .12
     (g) FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . .12
     (h) EVENTS SUBSEQUENT TO MOST RECENT FISCAL YEAR END . . . . . . . . . . . . .13
     (i) LICENSES AND AUDITS. . . . . . . . . . . . . . . . . . . . . . . . . . . .15
     (j) UNDISCLOSED LIABILITIES. . . . . . . . . . . . . . . . . . . . . . . . . .15
     (k) LEGAL COMPLIANCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . .15
     (l) TAX MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .16
     (m) INTELLECTUAL PROPERTY. . . . . . . . . . . . . . . . . . . . . . . . . . .17
     (n) TANGIBLE ASSETS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .20
     (o) INVENTORY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .20
     (p) PREPAID EXPENSES . . . . . . . . . . . . . . . . . . . . . . . . . . . . .20
     (q) CONTRACTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .20
     (r) NOTES AND ACCOUNTS RECEIVABLE. . . . . . . . . . . . . . . . . . . . . . .22
     (s) POWERS OF ATTORNEY . . . . . . . . . . . . . . . . . . . . . . . . . . . .22
     (t) INSURANCE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .22
     (u) LITIGATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .23
     (v) EMPLOYEES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .23
     (w) EMPLOYEE BENEFITS. . . . . . . . . . . . . . . . . . . . . . . . . . . . .23
     (x) GUARANTIES.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .24
     (y) ENVIRONMENT, HEALTH, AND SAFETY. . . . . . . . . . . . . . . . . . . . . .24
     (z) CERTAIN BUSINESS RELATIONSHIPS WITH SELLER . . . . . . . . . . . . . . . .24
     (aa) TERMINATION OF BUSINESS SUPPLIERS . . . . . . . . . . . . . . . . . . . .25
     (bb) MONEY ORDER AND GIFT CERTIFICATE AGENTS . . . . . . . . . . . . . . . . .25
     (cc) YEAR 2000 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .25
     (dd) DISCLOSURE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .25


5. BUYER'S REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . . . . . . . . . . 25
     (a) ORGANIZATION OF BUYER. . . . . . . . . . . . . . . . . . . . . . . . . . .25
     (b) AUTHORIZATION OF TRANSACTION . . . . . . . . . . . . . . . . . . . . . . .25
     (c) NONCONTRAVENTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . .26
     (d) BROKERS' FEES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .26
     (e) INVESTMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .26


6. PRE-CLOSING COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
     (a) GENERAL. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .26

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
     (b) NOTICES AND CONSENTS . . . . . . . . . . . . . . . . . . . . . . . . . . .26
     (c) OPERATION OF BUSINESS. . . . . . . . . . . . . . . . . . . . . . . . . . .26
     (d) PRESERVATION OF BUSINESS . . . . . . . . . . . . . . . . . . . . . . . . .27
     (e) FULL ACCESS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .27
     (f) NOTICE OF DEVELOPMENTS . . . . . . . . . . . . . . . . . . . . . . . . . .27
     (g) EXCLUSIVITY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .27
     (h) REVIEW OF FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . . . .27
     (i) COMMITMENT TO SUPPORT. . . . . . . . . . . . . . . . . . . . . . . . . . .28
     (j) FORMATION OF GIFT CERTIFICATE SUBSIDIARY . . . . . . . . . . . . . . . . .28


7. POST-CLOSING COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
     (a) GENERAL. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .28
     (b) LITIGATION SUPPORT . . . . . . . . . . . . . . . . . . . . . . . . . . . .28
     (c) TRANSITION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .28
     (d) CONFIDENTIALITY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .29
     (e) EMPLOYEES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .29
     (f) COVENANT NOT TO COMPETE. . . . . . . . . . . . . . . . . . . . . . . . . .29


8. CONDITIONS TO OBLIGATION TO CLOSE . . . . . . . . . . . . . . . . . . . . . . . 30
     (a) CONDITIONS TO OBLIGATION OF BUYER. . . . . . . . . . . . . . . . . . . . .30
     (b) CONDITIONS TO OBLIGATION OF SELLER . . . . . . . . . . . . . . . . . . . .32


9. REMEDIES FOR BREACHES OF THIS AGREEMENT AND INDEMNIFICATION . . . . . . . . . . 33
     (a) SURVIVAL OF REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . .33
     (b) INDEMNIFICATION PROVISIONS FOR BENEFIT OF THE BUYER. . . . . . . . . . . .33
     (c) INDEMNIFICATION PROVISIONS FOR BENEFIT OF THE SELLER . . . . . . . . . . .34
     (d) MATTERS INVOLVING THIRD PARTIES. . . . . . . . . . . . . . . . . . . . . .34
     (e) DETERMINATION OF ADVERSE CONSEQUENCES. . . . . . . . . . . . . . . . . . .35
     (f) OTHER INDEMNIFICATION PROVISIONS . . . . . . . . . . . . . . . . . . . . .35


10. TAX MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
     (a) TAX SHARING AGREEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . .36
     (b) RETURNS FOR PERIODS THROUGH THE CLOSING DATE . . . . . . . . . . . . . . .36
     (c) AUDITS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .36
     (d) CARRYBACKS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .36
     (e) POST-CLOSING ELECTIONS . . . . . . . . . . . . . . . . . . . . . . . . . .36
     (f) SECTION 338(H)(10) ELECTION. . . . . . . . . . . . . . . . . . . . . . . .37


11. TERMINATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
     (a) TERMINATION OF AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . .38
     (b) EFFECT OF TERMINATION. . . . . . . . . . . . . . . . . . . . . . . . . . .38

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

12. EMPLOYMENT MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
     (a) TRANSFER OF EMPLOYEES. . . . . . . . . . . . . . . . . . . . . . . . . . .38
     (b) HEALTH INSURANCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . .38
     (c) TRANSITION DATA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .39
     (d) SERVICE CREDIT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .39


13. MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
     (a) PRESS RELEASES AND PUBLIC ANNOUNCEMENTS. . . . . . . . . . . . . . . . . .39
     (b) NO THIRD PARTY BENEFICIARIES . . . . . . . . . . . . . . . . . . . . . . .39
     (c) ENTIRE AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . .39
     (d) SUCCESSION AND ASSIGNMENT. . . . . . . . . . . . . . . . . . . . . . . . .39
     (e) COUNTERPARTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .39
     (f) HEADINGS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .40
     (g) NOTICES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .40
     (h) GOVERNING LAW. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .41
     (i) AMENDMENTS AND WAIVERS . . . . . . . . . . . . . . . . . . . . . . . . . .41
     (j) SEVERABILITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .41
     (k) EXPENSES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .41
     (l) CONSTRUCTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .42
     (m) EXHIBITS AND SCHEDULES . . . . . . . . . . . . . . . . . . . . . . . . . .42
     (n) SPECIFIC PERFORMANCE . . . . . . . . . . . . . . . . . . . . . . . . . . .42
     (o) TIME OF ESSENCE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .43

     EXHIBITS:
     EXHIBIT A -- Financial Statements
     EXHIBIT B -- List of Employees to be Transferred to MAMO Immediately upon
                  Closing
     EXHIBIT C -- List of Key Employees
     EXHIBIT D -- List of Average Monthly Transaction Volume for Major Agents EXHIBIT E -- Processing Agreement Terms
     EXHIBIT F -- Software Applications
     EXHIBIT G -- Mid-America Money Order Company Transition Data
     SELLER'S DISCLOSURE SCHEDULE
     BUYER'S DISCLOSURE SCHEDULE

                               STOCK PURCHASE AGREEMENT

     Agreement entered into on August 4, 1997, by and between Mid-America Bancorp, a Kentucky corporation ("SELLER"), and MoneyGram Payment Systems, Inc., a Delaware corporation ("BUYER"). Seller and Buyer are referred to collectively herein as the "PARTIES".

     The Seller owns all of the outstanding capital stock of Mid-America Money Order Company, a Kentucky corporation ("MAMO"). This Agreement contemplates a transaction in which Buyer will purchase from the Seller, and the Seller will sell to Buyer, all of the outstanding capital stock of MAMO in return for cash.

     Now, therefore, in consideration of the premises and the mutual promises herein made, the Parties, intending to be legally bound hereby, agree as follows:

     1. DEFINITIONS.

     "ADVERSE CONSEQUENCES" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, Encumbrances, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.

     "AFFILIATE" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Exchange Act.

     "AFFILIATED GROUP" means any affiliated group within the meaning of Code
Section 1504(a) or any similar group defined under a similar provision of state, local, or foreign law.

     "AGENT AGREEMENT" means any Money Order Trust Agreement or similar agreement entered into between MAMO and any other party regarding the issuance of money orders or gift certificates.

     "APPLICABLE RATE" means for each month the prime rate published in the WALL STREET JOURNAL - Money Rates as of the first business day of that month.

     "ANNUAL TRANSACTION VOLUME" shall mean the total number of money order and gift certificate transactions (except for transactions associated with the Mall/Retail Gift Certificate Business) generated by any agent of MAMO as indicated opposite that agent's name on EXHIBIT D multiplied by twelve (12).

     "ASSIGNMENT DOCUMENTS" has the meaning set forth in Section 2(f) below.

     "BASIS" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

     "BUYER" has the meaning set forth in the preface above.

     "BUYER'S DISCLOSURE SCHEDULE" has the meaning set forth in Section 5 below.

     "CAUSE" has the meaning set forth in Section 12(e) below.

     "CLOSING" has the meaning set forth in Section 2(c) below.

     "CLOSING DATE" has the meaning set forth in Section 2(c) below.

     "CLOSING DOCUMENTS" means, collectively, the other documents to be executed and delivered in connection with the Closing under this Agreement.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "CONFIDENTIAL INFORMATION" means any information concerning the businesses and affairs of MAMO that is not already generally available to the public, provided, however, that Confidential Information shall not include information concerning the business and affairs of the Mall/Retail Gift Certificate Business of MAMO.

     "CONTROLLED GROUP OF CORPORATIONS" has the meaning set forth in Code
Section 1563.

     "EMPLOYEE BENEFIT PLAN" means any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan or material fringe benefit plan or program.

     "EMPLOYEE PENSION BENEFIT PLAN" has the meaning set forth in ERISA Section 3(2).

     "EMPLOYEE WELFARE BENEFIT PLAN" has the meaning set forth in ERISA Section 3(1).

     "ENCUMBRANCE" means any mortgage, easement, right of way, charge, claim, equitable interest, lien, option, pledge, security interest, right of first refusal, preferential right to purchase, prior assignment, irregularity, burden, defect, limitation or restriction or other encumbrance of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

     "ENVIRONMENTAL, HEALTH, AND SAFETY LAWS" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, and the Occupational Safety and Health Act of 1970, each as amended, together with all other laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof) concerning pollution or protection of the environment, public health and safety, or employee health and safety, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "EXCESS LOSS ACCOUNT" has the meaning set forth in Reg. Section 1.1502-19.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     "EXTREMELY HAZARDOUS SUBSTANCE" has the meaning set forth in Section 302 of the Emergency Planning and Community Right-to-Know Act of 1986, as amended.

     "FACILITY SHARING AGREEMENT" has the meaning set forth in Section 2(f) below.

     "FIDUCIARY" has the meaning set forth in ERISA Section 3(21).

     "FINANCIAL STATEMENTS" has the meaning set forth in Section 4(g) below.

     "FORM" has the meaning set forth in Section 10(f) below.

     "GAAP" means United States generally accepted accounting principles as in effect from time to time.

     "GIFT CERTIFICATE SERVICES AGREEMENT" has the meaning set forth in Section 2(f) below.

     "HART-SCOTT-RODINO ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "INDEMNIFIED PARTY" has the meaning set forth in Section 9(d) below.

     "INDEMNIFYING PARTY" has the meaning set forth in Section 9(d) below.

     "INTELLECTUAL PROPERTY" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names (including the name "Mid-America Money Order Company"), together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all trade secrets and confidential business information (including research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans), (e) all computer software (including data and related documentation), (f) all other proprietary rights, and (g) all copies and tangible embodiments thereof (in whatever form or medium).

     "INTERIM FINANCIAL STATEMENTS" has the meaning set forth in Section 6(h) below.

     "JOINT SERVICES AGREEMENT" has the meaning set forth in Section 2(f) below.

     "KNOWLEDGE" means, in the case of an entity, the knowledge of all senior and executive officers and directors of the entity, together with the knowledge of any employees with primary responsibility in connection with a particular subject matter.

     "LIABILITY" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

     "LICENSE AGREEMENT" has the meaning set forth in Section 2(f) below.

     "MADPI" has the meaning set forth in Section 2(g) below.

     "MAJOR AGENTS" means the ten agents of MAMO who are responsible for the highest Annual Transaction Volume among MAMO's agents who are listed on EXHIBIT D attached hereto.

     "MALL/RETAIL GIFT CERTIFICATE BUSINESS" means the gift certificate business presently conducted by MAMO (i) pursuant to agreements between MAMO and any management or operator of any shopping mall to enable MAMO or its agents to provide gift certificates to customers for use interchangeably among the participating tenants of the shopping mall and (ii) pursuant to agreements between MAMO and any retail shopping establishment to enable MAMO or its agents to provide gift certificates to customers of such establishments; PROVIDED THAT Mall/Retail Gift Certificate Business shall not include the gift certificate business presently conducted by MAMO pursuant to agreements between MAMO and any other Person that provides money transfer or money order services, including, without limitation, any check-cashing establishments or any grocery or convenience store, such as Giant Eagle.

     "MAMO" has the meaning set forth in the preface above.

     "MAMO SHARES" means any share of the common stock, no par value per share, of MAMO.

     "MOST RECENT BALANCE SHEET" means the balance sheet contained within the Most Recent Financial Statements.

     "MOST RECENT BALANCE SHEET DATE" means June 30, 1997.

     "MOST RECENT FINANCIAL STATEMENTS" has the meaning set forth in Section 4(g) below.

     "MOST RECENT FISCAL MONTH END" has the meaning set forth in Section 4(g) below.

     "MOST RECENT FISCAL YEAR END" has the meaning set forth in Section 4(g) below.

     "MULTIEMPLOYER PLAN" has the meaning set forth in ERISA Section 3(37).

     "ORDINARY COURSE OF BUSINESS" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

     "PARTY" means either of the Parties.

     "PARTIES" has the meaning set forth in the preface above.

     "PBGC" means the Pension Benefit Guaranty Corporation.

     "PERMISSIBLE INVESTMENTS" means those investments allowed to be maintained by a licensee under any state sale of checks and/or money order laws.

     "PERSON" means an individual, a general or limited partnership, a corporation, a limited liability company or partnership, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a governmental entity (or any department, agency, or political subdivision thereof) or any other type of entity.

     "PROCESSING AGREEMENT" has the meaning set forth in Section 2(f) below.

     "PROHIBITED TRANSACTION" has the meaning set forth in ERISA Section 406 and Code Section 4975.

     "PURCHASE PRICE" has the meaning set forth in Section 2(b) below.


     "REPORTABLE EVENT" has the meaning set forth in ERISA Section 4043.

     "RETAIL GIFT CERTIFICATE BUSINESS" means the gift certificate business presently conducted by MAMO pursuant to agreements between MAMO and any retail shopping establishment or chain of affiliated retail shopping establishments to enable MAMO or its agents to provide gift certificates to customers of such establishments for use solely at such retail establishment or chain of affiliated retail shopping establishments: PROVIDED, HOWEVER, that Retail Gift Certificate Business shall not include gift certificates that are designed primarily to be used interchangeably among the participating tenants of a shopping mall or other facility comprised of multiple retail shopping establishments.

     "SECTION 338(H)(10) ELECTION" has the meaning set forth in Section 10(f) below.

     "SECTION 338 COST" has the meaning set forth in Section 10(f) below.

     "SECURITIES ACT" means the Securities Act of 1933, as amended.

     "SELLER" has the meaning set forth in the preface above.

     "SELLER'S DISCLOSURE SCHEDULE" has the meaning set forth in Section 3 below.

     "SUBLEASE AGREEMENT" has the meaning set forth in Section 2(f) below.

     "SUBSIDIARY" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

     "TAX" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

     "TAX RETURN" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     "THIRD PARTY CLAIM" has the meaning set forth in Section 9(d) below.

     "YEAR 2000 COMPLIANT" means that, with respect to any software applications, such software applications: (i) will completely and accurately address, present, produce, store and calculate data involving dates beginning with January 1, 2000 and will not produce abnormally ending or incorrect results involving such dates as used in any forward or regression date based functions; and (ii) will provide that all "date"-related functionalities and data fields contained in such software applications include the indication of century and millennium, and will perform calculations that involve a four-digit (or larger) year field or the functional equivalent thereto.

     2. DESCRIPTION OF TRANSACTION.

          (a) PURCHASE AND SALE OF MAMO SHARES. On and subject to the terms and conditions of this Agreement, the Buyer agrees to purchase from Seller, and Seller agrees to sell, transfer, convey, and deliver to Buyer, all of the issued and outstanding capital stock of MAMO at the Closing for the Purchase Price specified below in this Section 2.

          (b) PURCHASE PRICE. The Buyer agrees to pay to the Seller at the Closing the purchase price (the "PURCHASE PRICE") by delivery of cash in the amount of (i) the net book value of MAMO determined in accordance with GAAP consistently applied and as of the end of the most recent month ended prior to the Closing, plus (ii) $5.514 million payable by wire transfer or delivery of other immediately available funds. The operations of MAMO's business from the most recent month ended prior to the Closing through the Closing shall be for the benefit of Seller, and the net income, after Taxes excluding those Taxes being paid directly by Seller, for such period shall be paid to Seller in cash or immediately available funds within 30 days following the end of such month based on the following formula:

     X
     y      X    a

where:
"x" equals the number of days of that month up to but not including the Closing Date;
"y" equals the actual number of days in such month; and "a" equals the actual net income, after Taxes excluding those Taxes being paid directly by Seller, of MAMO for such month as determined in accordance with GAAP and on a basis consistent with MAMO's past practice, excluding any expenses resulting from Buyer's post-Closing activities which are significant and unusual or significant and out of MAMO's Ordinary Course of Business.

          (c) THE CLOSING. The closing of the transactions contemplated by this Agreement (the "CLOSING") shall take place at the offices of Wyatt, Tarrant & Combs in Louisville, Kentucky or such other location as the Parties may agree, commencing at 10:00 a.m., Louisville, KY time, not later than seven days after the date on which all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) shall have been satisfied or waived as noticed by either Party to the other; or such other date as the Parties may mutually determine, but not later than January 31, 1998 (the "CLOSING DATE").

          (d) DELIVERIES AT THE CLOSING. At the Closing, (i) the Seller will deliver to the Buyer the various certificates, instruments, and documents referred to in Section 8(a) below; (ii) the Buyer will deliver to the Seller various certificates, instruments, and documents referred to in Section 8(b) below; (iii) the Seller will deliver to the Buyer stock certificates representing all of the issued and outstanding capital stock of MAMO, endorsed in blank or accompanied by duly executed assignment documents, and (iv) the Buyer will deliver to the Seller the Purchase Price specified in Section 2(b) above.

          (e) REVENUE GUARANTEE. If, at any time before the ten month anniversary of the Closing Date, any of the Major Agents terminates its Agent Agreement with MAMO for any reason or MAMO terminates such Agent Agreement for cause, the Seller will pay the Buyer an amount equal to:

$0.10 x (Annual Transaction Volume) x (D - 60)
                                      --------
                                        360

where D equals the number of days remaining between the date of cancellation and the one-year anniversary of the Closing Date; provided, however, that in no event shall the amount payable by Seller to Buyer under this revenue guarantee for termination of any Agent Agreements exceed $375,000 in the aggregate. If MAMO contracts with a new agent (other than an existing Buyer agent) prior to the Closing Date or at any time following the Closing Date until the ten month anniversary of the Closing Date (provided that MAMO is in negotiations with such agent prior to the Closing and identifies such prospective agent to Buyer in writing at the Closing) and not as a result of the efforts or introduction of Buyer, the Seller shall be allowed to set off the transaction volume actually generated by the new agent prior to the ten month anniversary against the Annual Transaction Volume used in the calculation set forth above; PROVIDED THAT the transaction volume of the new agent averages not less than 10,000 transactions monthly over a three-month period. All payments to be made by Seller to Buyer under this Section 2(e) shall be paid in cash or immediately available funds on or before the tenth (10th) day following demand thereof by Buyer. In addition, with respect to any termination prior to the Closing, the Buyer shall be entitled to withhold the applicable revenue guarantee amount from the Purchase Price, subject to adjustment post Closing for set off described above.

          (f) POST-CLOSING OPERATIONS OF MAMO. In connection with the Buyer's acquisition of the MAMO Shares from the Seller, and to facilitate the continuity of MAMO's operations upon the Closing of the transactions contemplated by this Agreement, the Parties hereby agree to negotiate in good faith and enter into, or cause the appropriate party to enter into, the following agreements on or before the Closing Date:

          (i) MAMO, Mid-America Data Processing Inc. ("MADPI"), a wholly-owned subsidiary of the Seller, and Seller shall execute and deliver a processing and clearing, programming and software development agreement in a form mutually acceptable to Buyer and Seller (the "PROCESSING AGREEMENT") that will provide, INTER ALIA, those terms set forth on EXHIBIT E attached hereto.

          (ii) Except for software applications used in the provision of the services contemplated by the Processing Agreement, the Seller and its Affiliates, including MADPI, shall assign, cause to be assigned, or license, as appropriate, to MAMO those software applications used in the business of MAMO or used by the Seller, its Affiliates (including MADPI) or any other Person to assist MAMO in conducting its business that were internally developed by the Seller or any of its Affiliates or Subsidiaries or third parties, but which are not assets of MAMO, including, without limitation, those software applications set forth on EXHIBIT F attached hereto, and the Buyer shall assume such software applications pursuant to the assignment and assumption agreements in forms mutually acceptable to Buyer and Seller (the "Assignment Documents").

          (iii) MAMO, MADPI and Seller shall execute and deliver a sublease agreement regarding the use of office space currently used by MAMO in its operations at a pro rata cost of Seller's lease expenses, based on space usage, for such space in a form mutually acceptable to Buyer and Seller (the "SUBLEASE AGREEMENT").

          (iv) MAMO, MADPI and the Seller shall execute and deliver an appropriate facility sharing agreement relating to, among other things, the use of the phone switch and alarm system at the Data Center, in a form mutually acceptable to Buyer and Seller (the "FACILITY SHARING AGREEMENT").

          (v) To the extent that Buyer and Seller determine that it would be necessary or desirable to do so, MAMO, the Seller and MADPI, to the extent possible, shall execute and deliver an agreement relating to their joint purchase of certain services and products, including without limitation,
     (A) financial paper from Standard Register and (B) telecommunications services from MCI or another acceptable long distance carrier in a form mutually acceptable to Buyer and Seller (the "JOINT SERVICES AGREEMENT").

          (vi) MAMO, MADPI and the Seller shall execute and deliver a mall gift certificate service agreement in a form mutually acceptable to Buyer and Seller to address the details of processing and servicing gift certificates on behalf of Seller (or its Affiliate who will take over this business from MAMO) and related costs (the "GIFT CERTIFICATE SERVICES AGREEMENT").

          (vii) MAMO and Seller or Seller's Affiliate, as applicable, shall execute and deliver an appropriate non-exclusive license agreement which will provide (i) for a non-assignable, limited use license to Seller for certain software owned by MAMO and to be developed (a) by MAMO or its Affiliates and related to the business of MAMO as conducted at the Closing or (b) jointly by MAMO or its Affiliates and Seller or Seller's Affiliates and (ii) for a perpetual non-exclusive license to MAMO for all required software used by MAMO but not being transferred to MAMO in connection with this Agreement (the "LICENSE AGREEMENT").

     3. SELLER'S REPRESENTATIONS AND WARRANTIES. The Seller represents and warrants to Buyer that, except as set forth in the disclosure schedule of Seller accompanying this Agreement and initialed by the Parties as evidence of receipt thereof ("SELLER'S DISCLOSURE SCHEDULE"), the statements contained in this
Section 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this
Section 3). Seller's Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in Sections 3 and 4 of this Agreement.

          (a) ORGANIZATION OF SELLER. Seller is a corporation duly organized, validly existing, and in good standing under the laws of Kentucky. The Seller is qualified to do business in each of the jurisdictions identified on Section 3(a) of Seller's Disclosure Schedule.

          (b) AUTHORIZATION OF TRANSACTION. The Seller has and will have as of the Closing Date full power and authority (including full corporate power and authority) to execute and deliver this Agreement and each other agreement and document to be executed in connection herewith, and to perform its obligations hereunder and thereunder. Without limiting the generality of the foregoing, the Seller's board of directors has duly authorized the execution, delivery, and performance of this Agreement by the Seller and no approval of the Seller's stockholders is required. Assuming this Agreement and the other agreements and documents constitute valid and binding agreements of the Buyer pursuant to
Section 5(b) below, this Agreement constitutes, and each of the other agreements and documents to be executed by Seller or MADPI in connection herewith will constitute when executed, the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.

          (c) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement or the other agreements or documents to be executed in connection herewith, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency or court to which the Seller is subject or any provision of the charter or bylaws of the Seller or (ii) to the Knowledge of Seller, conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Seller is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Encumbrance upon any of its assets). Except for (i) all consents or approvals expressly contemplated by this Agreement and (ii) the governmental approvals or consents as specifically set forth on Sections 3(c) and 4(c) of the Seller's Disclosure Schedule, the Seller does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Person in order for the Parties to consummate the transactions contemplated by this Agreement.

          (d) BROKERS' FEES. The Seller has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Buyer could become liable or obligated.

          (e) MAMO SHARES. The Seller holds of record and owns beneficially the number of MAMO Shares set forth next to its name in Section 4(b) of the Seller's Disclosure Schedule (which constitutes all of the capital stock of MAMO) free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), Taxes, Encumbrances, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. The Seller is not a party to any option, warrant, purchase right, or other contract or commitment that could require the Seller to sell, transfer, or otherwise dispose of any capital stock of MAMO (other than this Agreement). The Seller is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of MAMO.

     4. REPRESENTATIONS AND WARRANTIES CONCERNING MAMO. The Seller represents and warrants to Buyer that, except as set forth in Seller's Disclosure Schedule, the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4).

          (a) ORGANIZATION OF QUALIFICATION AND CORPORATE POWER.   MAMO is a
corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. MAMO is qualified to do business in each of the jurisdictions identified on Section 4(a) of Seller's Disclosure Schedule. MAMO has and will have as of the Closing Date full corporate power and authority and all licenses, permits and authorizations necessary to carry on the businesses in which it is engaged and in which it presently proposes to engage and to own and use the properties owned and used by it. Section 4(a) of the Seller's Disclosure Schedule lists the directors and officers of MAMO. The Seller has delivered to the Buyer correct and complete copies of the charter and bylaws of MAMO (as amended to date). The minute books (containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors), the stock certificate books, and the stock record books of MAMO are correct and complete and have been made available to Buyer. MAMO is not in default under or in violation of any provision of its charter or bylaws.

          (b) CAPITALIZATION The entire authorized capital stock of MAMO consists of 1,000 MAMO Shares, of which 100 MAMO Shares are issued and outstanding and no MAMO Shares are held in treasury. All of the issued and outstanding MAMO Shares have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record by the Seller as set forth in
Section 4(b) of the Seller's Disclosure Schedule. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require MAMO to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to MAMO. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of MAMO.

          (c) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, the other agreements or documents contemplated in connection herewith, nor the consummation of the transactions contemplated hereby or thereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which MAMO is subject or any provision of the charter or bylaws of MAMO or (ii) to the Knowledge of Seller, conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which MAMO is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Encumbrance upon any of its assets). Except for (i) all consents or approvals expressly contemplated by this Agreement and (ii) the governmental approvals or consents as specifically set forth on Section 4(c) of the Seller's Disclosure Schedule, MAMO does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Person in order for the Parties to consummate the transactions contemplated by this Agreement.

          (d) BROKERS' FEES. MAMO has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Buyer could become liable or obligated.

          (e) TITLE TO ASSETS. MAMO has good and marketable title to, or a valid leasehold interest in, the properties and assets reflected on its Most Recent Balance Sheet or acquired after the date thereof, free and clear of all Encumbrances, except for properties and assets disposed of in the Ordinary Course of Business since the Most Recent Balance Sheet Date.

          (f) SUBSIDIARIES. MAMO does not control directly or indirectly or have any direct or indirect equity participation in any corporation, trust. partnership or other business association. Prior to the Closing, Seller will cause MAMO to transfer to an Affiliate of Seller all rights related to the operations of the Mall/Retail Gift Certificate Business as contemplated in
Section 6(j) below.

          (g) FINANCIAL STATEMENTS. Attached hereto as EXHIBIT A are the following financial statements (collectively, the "FINANCIAL STATEMENTS"): (i) audited balance sheets and statements of income, and cash flow as of and for the fiscal years ended December 31, 1993, December 31, 1994, December 31, 1995, and December 31, 1996 (the "MOST RECENT FISCAL YEAR END") for MAMO, and (ii) unaudited balance sheets and statements of income (the "MOST RECENT FINANCIAL STATEMENTS") as of and for the 6 months ended June 30, 1997 (the "MOST RECENT FISCAL MONTH END") for MAMO. The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of MAMO as of such dates and the results of operations of MAMO for such periods, and are consistent with the books and records of MAMO (which books and records are correct and complete), subject, in the case of the Most Recent Financial Statements, to normal recurring year end adjustments, none of which are expected to have a material adverse effect on the information contained in the Most Recent Financial Statements.

          (h) EVENTS SUBSEQUENT TO MOST RECENT FISCAL YEAR END.   Since the Most
Recent Fiscal Year End, there has not been any material adverse change in the business, financial condition, operations, results of operations, or future prospects of MAMO. Without limiting the generality of the foregoing, since that date:

          (i) MAMO has not sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

          (ii) MAMO has not entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) either involving more than $25,000 or outside the Ordinary Course of Business;

          (iii) no party (including MAMO) or any of its agents has accelerated, terminated, modified, or canceled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $25,000 to which MAMO is a party or by which it is bound;

          (iv) MAMO has not imposed any Encumbrance upon any of its assets, tangible or intangible;

          (v) MAMO has not made any capital expenditure (or series of related capital expenditures) either involving more than $25,000 or outside the Ordinary Course of Business;

          (vi) Except as provided by Sections 4(f) and 6(j) of this Agreement, MAMO has not made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) either involving more than $25,000 or outside the Ordinary Course of Business;

          (vii) MAMO has not issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation either involving more than $25,000 singly or $50,000 in the aggregate;

          (viii) MAMO has not delayed or postponed the payment of accounts payable and other Liabilities outside the Ordinary Course of Business;

          (ix) MAMO has not canceled, compromised, waived, or released any right or claim (or series of related rights and claims) involving more than $25,000 or outside the Ordinary Course of Business;

          (x) MAMO has not granted any license or sublicense of any rights under or with respect to any Intellectual Property;

          (xi) There has been no change made or authorized in the charter or bylaws of MAMO;

          (xii) MAMO has not issued, sold otherwise disposed of any of its capital stock, or granted any options, warrants or other rights to purchase or obtain (including upon conversion, exchange or exercise) any of its capital stock;

          (xiii) MAMO has not declared, set aside or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased or otherwise acquired any of its capital stock;

          (xiv) MAMO has not experienced any material damage, destruction, or loss (whether or not covered by insurance) to its property;

          (xv) MAMO has not made any loan to, or entered into any other transaction with, any of the directors, officers, and employees of MAMO, its agents or the Seller;

          (xvi) MAMO has not entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

          (xvii) MAMO has not granted any increase in the base compensation of any of its directors, officers, and employees;

          (xviii) MAMO has not adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees, or taken any such action with respect to any other Employee Benefit Plan;

          (xix) MAMO has not made any other change in employment terms for any of its directors, officers, and employees;

          (xx) MAMO has not made or pledged to make any charitable or other capital contribution;

          (xxi) There has not been any other material occurrence, event, incident, action, failure to act, or transaction involving MAMO;

          (xxii) MAMO has not entered into any Agent Agreements and neither MAMO nor any other party has terminated or provided any notice with respect to termination of any Agent Agreement or made any material modification with respect to any Agent Agreement, except as such termination or modification relates solely to the Mall/Retail Gift Certificate Business and except for Agent Agreements which are entered into subsequent to the date hereof in the ordinary course of business and after consultation with Buyer; and

          (xxiii) MAMO has not committed to any of the foregoing.

     Notwithstanding the foregoing, Buyer agrees that, for purposes of this Agreement, the termination of any one or more Agent Agreements representing in the aggregate less than 40% of the annual transaction volume of MAMO's agents for the 12 months prior ended on April 30, 1997 would not be deemed a material adverse change in the business, financial condition, operations, results of operations or future prospects of MAMO.

          (i) LICENSES AND AUDITS.

               (i) Section 4(i)(i) of Seller's Disclosure Schedule sets forth the states and other jurisdictions in which MAMO is licensed to conduct its business and the surety for each such jurisdiction. The Seller has delivered, or has caused MAMO to deliver, correct and complete copies of the licenses issued by the licensing authorities in the states and jurisdictions set forth on Section 4(i)(i) of Seller's Disclosure Schedule, as well as all filings made by the Seller or MAMO with such licensing authorities since January 1, 1996, including, without limitation, copies of all reports concerning Permissible Investments.

               (ii) Section 4(i)(ii) of Seller's Disclosure Schedule sets forth the states and other jurisdictions whose licensing authorities conducted an audit of MAMO since January 1, 1994. At the completion of each such audit, the respective licensing authority found no violation of any law, statute, regulation or rule and no reply by MAMO to the audit was required. The Seller has delivered, or has caused MAMO to deliver, correct and complete copies of the cover letters for all audits conducted since January 1, 1994. There are no pending fines assessments or responses relating to any such audit. Except as set forth on Section 4(i)(ii) of Seller's Disclosure Schedule, the directors, officers and employees with responsibility for state licensing matters of each of the Seller and MAMO have no Knowledge of any pending or currently scheduled audits.

          (j) UNDISCLOSED LIABILITIES.   MAMO has no material Liability (and
there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against it giving rise to any material Liability), except for (i) Liabilities set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (ii) Liabilities which have arisen after the Most Recent Fiscal Month End in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

          (k) LEGAL COMPLIANCE.   MAMO has complied with and is currently in
compliance with (and Seller and its Affiliates with respect to MAMO's business have complied with and are currently in compliance with) in all material respects all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply. Without limiting the generality of the foregoing, MAMO has complied with and is currently in compliance with (and Seller and its Affiliates with respect to MAMO's business have complied with and are currently in compliance with) in all material respects all applicable banking and money transfer laws including, without limitation, laws related to Permissible Investments and the Bank Secrecy Act.

          (l) TAX MATTERS.

               (i) Seller and MAMO have filed all Tax Returns that they were required to file. To Seller's Knowledge, all such Tax Returns were correct and complete in all material respects and all Taxes owed by MAMO and Seller (whether or not shown on any Tax Return) have been paid. Neither Seller nor MAMO is currently subject to any extension of time within which to file any Tax Return. No claim has ever been made in writing, or, to the best of Seller's Knowledge, orally, by an authority in a jurisdiction where MAMO does not file Tax Returns that it or Seller is or may be subject to taxation by that jurisdiction. There are no Encumbrances on any of the assets owned, used or useful by MAMO that arose in connection with any failure (or alleged failure) to pay any Tax.

               (ii) Seller and MAMO have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, agent, creditor, stockholder, or other third party.

               (iii) The Seller does not expect any authority to assess any additional Taxes with respect to MAMO or for which MAMO may be liable for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax of MAMO claimed or raised by any authority in writing, or, to the Knowledge of Seller, orally. Section 4(l)(iii) of Seller's Disclosure Schedule lists all federal, state, local, and foreign income Tax Returns filed with respect to MAMO for taxable periods ended on or after December 31, 1993, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. The Seller has delivered to Buyer correct and complete copies of all separate state tax returns of MAMO since December 31, 1993. In addition, the Seller shall deliver to Buyer copies of any schedules or exhibits to Seller's federal income Tax Returns that separately state MAMO related information since December 31, 1993, redacted to exclude all non-MAMO related information.

               (iv) MAMO has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.


               (v) MAMO has not filed a consent under Code 341(f) concerning collapsible corporations. MAMO has made no payments, is not obligated to make any payments, and is not a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Section 280G. MAMO has not been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii). MAMO is not a party to any Tax allocation or sharing agreement. MAMO has not been a member of an Affiliated Group filing a consolidated federal income Tax Return other than a group, the common parent of which is the Seller.

               (vi) Section 4(l)(vi) of the Seller's Disclosure Schedule sets forth the following information with respect to MAMO as of the most recent practicable date (as well as on an estimated pro forma basis as of the Closing giving effect to the consummation of the transactions contemplated hereby): (A) the tax basis of MAMO for its material assets; (B) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable to MAMO; and (C) the amount of any deferred gain or loss allocable to MAMO arising out of any Deferred Intercompany Transaction (as such term is defined in Section 1.1502-13 of the regulations adopted under the Code).

               (vii) The unpaid Taxes of MAMO (A) did not, as of the Most Recent Fiscal Month End, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (B) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of MAMO in filing its Tax Returns.

               (viii) Each Affiliated Group has filed all income Tax Returns that it was required to file for each taxable period during which MAMO was a member of the group. To the Knowledge of each member of the Affiliated Group, all such Tax Returns were correct and complete in all material respects. All income Taxes owed by any Affiliated Group (whether or not shown on any Tax Return) have been paid for each taxable period during which MAMO was a member of the group.

               (ix) The Seller does not expect any authority to assess any additional income Taxes against any Affiliated Group for any taxable period during which MAMO was a member of the group. There is no dispute or claim concerning any income Tax Liability of any Affiliated Group for any taxable period during which MAMO was a member of the group claimed or raised by any authority in writing or , to the Knowledge of Seller, orally. Except as disclosed on Section 4(l)(ix) of the Seller's Disclosure Schedule, no Affiliated Group has waived any statute of limitations in respect of any income Taxes or agreed to any extension of time with respect to a income Tax assessment or deficiency for any taxable period during which MAMO was a member of the group.

               (x) MAMO has no Liability for the Taxes of any Person other than MAMO (A) under Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), (B) as a transferee or successor, (C) by contract or (D) otherwise.

          (m) INTELLECTUAL PROPERTY.

               (i) MAMO owns or has the right to use, pursuant to license, sublicense, agreement, or permission, all Intellectual Property necessary for the operation of its business as presently conducted and as contemplated by the Processing Agreement free and clear of Encumbrances. Each item of Intellectual Property owned or used by MAMO immediately prior to the Closing hereunder will be owned or licensed by MAMO on identical terms and conditions immediately subsequent to the Closing hereunder.
     Section 4(m)(i) of Seller's Disclosure Schedule sets forth a true and correct list of all of MAMO's assets that consist of Intellectual Property, whether such Intellectual Property is leased, licensed or owned and, if leased or licensed, a description of such lease or license.

               (ii) MAMO has not interfered with, infringed upon, misappropriated, or otherwise come in to conflict with any Intellectual Property rights of third parties, and, except as set forth on Section 4(m)(ii) to Seller's Disclosure Schedule, the Seller has never received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that MAMO must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of the Seller, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of MAMO.

               (iii) Section 4(m)(iii) of the Disclosure Schedule identifies each patent or registration which has been issued to MAMO with respect to any of its Intellectual Property, identifies each pending patent application or application for registration which MAMO has made with respect to any of its Intellectual Property, and identifies each license, agreement, or other permission which MAMO has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). The Seller has delivered, or has caused MAMO to deliver, to the Buyer correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permissions (as amended to date) and have made available to the Buyer correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. Section 4(m)(iii) of the Disclosure Schedule also identifies each trade name or unregistered trademark used by MAMO in connection with any of its businesses. With respect to each item of Intellectual Property required to be identified in Section 4(m)(iii)of the Disclosure Schedule:

               (A) MAMO possesses all right, title, and interest in and to the item, free and clear of any Encumbrance, license, or other restriction;

               (B) the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

               (C) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or , to the Knowledge of Seller, is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

               (D) MAMO has never agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

               (iv) Section 4(m)(iv) of the Disclosure Schedule identifies each item of Intellectual Property that any third party owns and that MAMO uses pursuant to license, sublicense, agreement, or permission. The Seller has delivered to the Buyer correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in
     Section 4(m)(iv) of the Disclosure Schedule:

               (A) the license, sublicense, agreement, or permission covering the item is legal, valid, binding, enforceable, and in full force and effect;

               (B) the license, sublicense, agreement, or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the Closing;

               (C) no party to the license, sublicense, agreement, or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

               (D) no party to the license, sublicense, agreement, or permission has repudiated any provision thereof;

               (E) with respect to each sublicense, the representations and warranties set forth in subsections (A) through (D) above are true and correct with respect to the underlying license;

               (F) the underlying item of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

               (G) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or , to the Knowledge of the Seller, is threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property; and

               (H) MAMO has not granted any sublicense of similar right with respect to the license, sublicense, agreement, or permission.

               (v) To the Knowledge of the Seller, MAMO will not interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of the continued operation of its businesses as presently conducted and as presently proposed to be conducted.

               (vi) Section 4(m)(vi) of the Disclosure Schedule identifies each software development agreement or similar arrangement between MAMO or any of its Affiliates and any third party concerning the development of any software to be used by any of MAMO's agents or used or useful by MAMO in connection with its business. The Seller has delivered to the Buyer correct and complete copies of all such written agreements or arrangements (as amended to date) and summaries of any oral agreements or arrangements. With respect to each item of Intellectual Property required to be identified in Section 4(m)(vi) of the Disclosure Schedule:

               (A) the agreement or arrangement is legal, valid, binding, enforceable, and in full force and effect;

               (B) the agreement or arrangement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the Closing;

               (C) no party to agreement or arrangement is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

               (D) no party to the agreement or arrangement has repudiated any provision thereof;

               (E) the underlying item of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

               (F) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of the Seller, is threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property; and

               (H) MAMO has not granted any sublicense of similar right with respect to the license, sublicense, agreement, or permission concerning any Intellectual Property covered by such agreement or arrangement.

          (n) TANGIBLE ASSETS. MAMO owns, leases or has the right to use all equipment and other tangible assets necessary for the conduct of its businesses as presently conducted. Each such tangible asset is free from defects (patent and latent), has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used and presently is proposed to be used.

          (o) INVENTORY. The inventory of the Seller consists of supplies and dispensers, all of which is merchantable and fit for the purpose for which it was procured or manufactured, subject only to the reserve for inventory writedown set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Seller.

          (p) PREPAID EXPENSES. The prepaid expenses set forth in the Most Recent Balance Sheet consisting of prepaid dispenser maintenance costs, are reflected in the books of MAMO at the lower of cost or fair market value. The prepaid dispenser maintenance costs are usable in the Ordinary Course of Business.

          (q) CONTRACTS. Section 4(q) of Seller's Disclosure Schedule lists the following contracts and other agreements to which MAMO is a party:

               (i) any Agent Agreement, including the name of the agent and the term of such agreement;

               (ii) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $25,000 per annum;

               (iii) any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, result in a material loss to MAMO, or involve consideration in excess of $25,000;

               (iv) any agreement concerning a partnership or joint venture;

               (v) any agreement (or group of related agreements) under which MAMO has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $25,000 or under which it has imposed an Encumbrance on any of its assets, tangible or intangible;


               (vi) any agreement concerning confidentiality or noncompetition;

               (vii) any agreement with the Seller or any of its Affiliates (other than MAMO);

               (viii) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other material plan or arrangement for the benefit of the current or former directors, officers, and employees of MAMO;

               (ix) any collective bargaining agreement;

               (x) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis other than at-will employment or providing severance benefits;

               (xi) any agreement under which MAMO has advanced or loaned any amount to any of the directors, officers, and employees of the Seller outside the Ordinary Course of Business;

               (xii) any agreement under which the consequences of a default or termination could have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of MAMO;

               (xiii) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $25,000; or

               (xiv) any other agreement which is material to the operations of MAMO.

Seller has delivered to Buyer a correct and complete copy of each written agreement listed in Section 4(q) of Seller's Disclosure Schedule (as amended to date) and a written summary setting forth the terms and conditions of each oral agreement referred to in Section 4(q) of Seller's Disclosure Schedule. To the Knowledge of Seller, with respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect; (B) the agreements that are listed on Section 4(q) of Seller's Disclosure Schedule attached hereto will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby, except as otherwise provided specifically in this Agreement with respect to modifications thereof; (C) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (D) no party has repudiated any provision of the agreement.

          (r) NOTES AND ACCOUNTS RECEIVABLE. To the Knowledge of Seller, all notes and accounts receivable of MAMO are reflected properly on its books and records, are valid receivables subject to no setoffs or counterclaims, are collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the Most Recent

Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of MAMO.

          (s) POWERS OF ATTORNEY. There are no outstanding powers of attorney executed on behalf of MAMO.

          (t) INSURANCE. Section 4(t) of Seller's Disclosure Schedule sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which MAMO has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past 5 years:

          (i) the name, address, and telephone number of the agent;

          (ii) the name of the insurer, the name of the policyholder, and the name of each covered insured;

          (iii) the policy number and the period of coverage;

          (iv) the scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

          (v) a description of any retroactive premium adjustments or other loss-sharing arrangements.

With respect to each such insurance policy: (A) the policy is legal, valid, binding, enforceable, and in full force and effect; (B) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) neither MAMO nor any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (D) no party to the policy has repudiated any provision thereof. MAMO has been covered during the past 5 years by insurance in scope and amount customary and reasonable for the business in which it has engaged during the aforementioned period. Section 4(t) of Seller's Disclosure Schedule describes any self-insurance arrangements of MAMO.

          (u) LITIGATION. Section 4(u) of Seller's Disclosure Schedule sets forth each instance in which MAMO (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is, or was within the last five years a party or, to the Knowledge of Seller and MAMO, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. None of the actions, suits, proceedings, hearings, and investigations set forth in Section 4(u) of Seller's Disclosure Schedule could result in any material adverse change in the business, financial condition, operations, results of operations, or future prospects of MAMO. Seller and MAMO have no Knowledge or reason to believe that any such action, suit, proceeding, hearing, or investigation may be brought or threatened against MAMO.

          (v) EMPLOYEES.   MAMO has not employed any persons in the conduct of
its business and all employees used in the conduct of MAMO's business have been employed by Seller or any Affiliate of Seller other than MAMO. To the Knowledge of Seller, no executive, key employee, or group of employees listed on Section 4(v) of Seller's Disclosure Schedule has any plans to terminate employment with Seller, any of Seller's Affiliates or MAMO following the Closing. Neither Seller nor MAMO is a party to or bound by any collective bargaining agreement, nor have they experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. Neither Seller nor its Affiliates has committed any unfair labor practice. Section 4(v) of Seller's Disclosure Schedule contains a true and complete list of all employees employed by Seller or Seller's Affiliates (to the extent such employee provided services to MAMO) as of June 30, 1997 and as of the date hereof, including employees on disability or other leave or other inactive status, and such list correctly reflects their status and their salaries, hours, wages, accrued vacation (in days and dollar value based on the employee's current rate of pay), sick leave and other compensation (including all bonuses paid or accrued since December 31, 1996), dates of employment and positions, and, for employees on leave or other inactive status, a description of their status.

          (w) EMPLOYEE BENEFITS.

               (i) MAMO is not the plan sponsor of, does not maintain, and is not obligated to contribute to or make payments under any Employee Benefit Plan (including, without limitation, contributions by virtue of a salary reduction agreement under Section 125 or Section 401(k) of the Code). Rather, the only Employee Benefit Plans in which employees used in the conduct of MAMO's business have participated, are sponsored, maintained and/or contributed to by Seller or an Affiliate of Seller other than MAMO.
     Section 4(w) of Seller's Disclosure Schedule lists each Employee Benefit Plan in which any of the employees listed on Section 4(v) of the Seller's Disclosure Schedule participates. Seller has provided to Buyer a copy of each such Employee Benefit Plan's summary plan description, if applicable, or if not applicable a written description of all material terms and conditions of each such Employee Benefit Plan. MAMO does not have any liability or obligation to Seller or any Affiliate or otherwise with respect to any such Employee Benefit Plan which is not fully disclosed on the Financial Statements and will not incur any such liability or obligation as the result of the transactions contemplated by this Agreement.

               (ii) MAMO is not subject to any liability, lien, excise tax, penalty or other obligation with respect to any of the following: (a) failure to make any required contribution or PBGC premium payment to or in respect of, or a distress termination of, any Employee Pension Benefit Plan subject to Title IV of ERISA (other than a Multiemployer Pension Plan); (b) complete or partial withdrawal from a Multiemployer Plan; or (c) failure to comply with provisions of Title I, Part 6 of ERISA or Section 4980B of the Code related to continuation coverage under group medical plans (hereinafter referred to as the "COBRA requirements").

          (x) GUARANTIES. MAMO is not a guarantor or otherwise liable for any Liability or obligation (including indebtedness) of any other Person.

          (y) ENVIRONMENT, HEALTH, AND SAFETY.

               (i) To the Knowledge of Seller, MAMO has complied with all Environmental, Health, and Safety Laws, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against MAMO alleging any failure so to comply. Without limiting the generality of the preceding sentence, to the Knowledge of Seller, MAMO has obtained and been in compliance with all of the terms and conditions of all permits, licenses, and other authorizations which are required under, and has complied with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in, all Environmental, Health, and Safety Laws.

               (ii) To the Knowledge of Seller, none of MAMO, the Seller or the Seller's Affiliates has Liability (and none of MAMO, Seller or Seller's Affiliates has handled or disposed of any substance, arranged for the disposal of any substance, exposed any employee or other individual to any substance or condition, and owned or operated any property or facility in any manner that could form the Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of MAMO, the Seller and the Seller's Affiliates giving rise to any Liability) for damage to any site, location, or body of water (surface or subsurface), for any illness of or personal injury to any employee or other individual, or for any reason under any Environmental, Health, and Safety Law that would result in Liability for MAMO.

               (iii) To Seller's Knowledge, all properties and equipment used in the business of MAMO have been free of asbestos, PCBs, methylene chloride, trichloroethylene, 1, 2-trans-dichloroethylene, dioxins, dibenzofurans, and Extremely Hazardous Substances.

          (z) CERTAIN BUSINESS RELATIONSHIPS WITH MAMO.  Except as disclosed in
Section 4(z) of Seller's Disclosure Schedule, the Seller and its Affiliates have not been involved in any business arrangement or relationship with MAMO within the past 12 months, and neither the Seller nor any of its Affiliates owns any asset, tangible or intangible, which is used in the business of MAMO.

          (aa) TERMINATION OF SUPPLIERS. Since the Most Recent Fiscal Year End, no supplier of MAMO which cannot be replaced on commercially reasonable terms has informed MAMO of its intention to cancel or terminate its business relationships with the Seller or MAMO. To the Knowledge of Seller, no such supplier has any plans to cancel or terminate its business relationship with the Seller or MAMO.

          (bb) MONEY ORDER AND GIFT CERTIFICATE AGENTS. Section 4(bb) of Seller's Disclosure Schedule lists for each of the past two (2) fiscal years of MAMO, every agent of MAMO engaged in the sale of money orders and gift certificates (other than those solely engaged in the Mall/Retail Gift Certificate Business) and the transaction volume generated by each such agent during each of such fiscal years. MAMO has a good and ongoing relationship with each such agent, and MAMO has no Knowledge that there will be any adverse change in any such relationship, whether as a result of the consummation of the transactions provided for by this Agreement or otherwise or that any of the agents intends to terminate its relationship with MAMO. No such agent has evidenced, in writing or in a manner that would lead a prudent person to believe that such action was likely, any intention to cancel or terminate its business relationship with MAMO. The Sale of MAMO to Buyer as contemplated herein will not, as a matter of law or contract, cause the termination of any Agent Agreement or give any party to such Agent Agreement the right to terminate such agreement.

          (cc) YEAR 2000. All software applications described in Section 2(f)(ii), as discrete software deliverables, are Year 2000 Compliant.

          (dd) DISCLOSURE. The representations and warranties contained in this
Section 4 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 4 not misleading.

     5. BUYER'S REPRESENTATIONS AND WARRANTIES. Buyer represents and warrants to Seller that, except as set forth in the disclosure schedule of Buyer accompanying this Agreement and initialed by the Parties (the "BUYER'S DISCLOSURE SCHEDULE"), the statements contained in this Section 5 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 5). The Buyer's Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 5.

          (a) ORGANIZATION OF BUYER.   The Buyer is a corporation duly
organized, validly existing, and in good standing under the jurisdiction of its incorporation.

          (b) AUTHORIZATION OF TRANSACTION.   The Buyer has full power and
authority (including full corporate power and authority) to execute and deliver this Agreement and the other agreements and documents to be executed and delivered in connection herewith and to perform its obligations hereunder and thereunder. Assuming this Agreement and the other agreements and documents constitute valid and binding agreements of the Seller pursuant to Section 3(b) above, this Agreement and the other agreements and documents constitute (or will constitute) the valid and legally binding obligations of Buyer, enforceable against Buyer in accordance with their terms and conditions.

          (c) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement or the agreements and documents to be executed in connection herewith, nor the consummation of the transactions contemplated hereby or thereby, will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Buyer is subject or any provision of the charter or bylaws of Buyer or (ii) to the Knowledge of Buyer, conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Buyer is a party or by which it is bound or to which any of its assets is subject. Except for (i) all consents or approvals expressly contemplated by this Agreement, and (ii) the governmental approvals or consents as specifically set forth on Section 5(c) of the Buyer's Disclosure Schedule, Buyer does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Person in order for the Parties to consummate the transactions contemplated by this Agreement.

          (d) BROKERS' FEES.   Buyer has no Liability or obligation to pay any
fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Seller could become liable or obligated.

          (e) INVESTMENT. The Buyer is not acquiring the MAMO Shares with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act.

     6. PRE-CLOSING COVENANTS. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing:

          (a) GENERAL. Each of the Parties will use its best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the Closing conditions set forth in Section 8 below).

          (b) NOTICES AND CONSENTS. The Seller will give any notices to third parties, and Seller will use its best efforts to obtain any third party consents, that Buyer reasonably may request in connection with the matters referred to in Section 3(c) and Section 4(c) above. The Buyer will prepare and file, with the cooperation of the Seller and MAMO, and the Seller (where required by law) will file, any change in control notices. Each of the Parties will file any Notification and Report Forms and related material that it may be required to file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the Hart-Scott-Rodino Act, will use its best efforts to obtain an early termination of the applicable waiting period, and will make any further filings pursuant thereto that may be necessary, proper, or advisable in connection therewith.

          (c) OPERATION OF BUSINESS. The Seller will not cause or permit MAMO to engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business except as contemplated in Section 6(j) below. Without limiting the generality of the foregoing, except as set forth in
Section 6(j) below, the Seller will not cause or permit MAMO to (i) engage in any practice, take any action, or enter into any transaction of the sort described in Section 4(h) above which causes or reasonably would cause a material adverse change in the business, financial condition, operations, results or operations, or future prospects of MAMO, (ii) declare, set aside or pay any dividend or make any distribution with respect to its capital stock or redeem, purchase or otherwise acquire any of its capital stock or (iii) make any changes in the compensation or benefits provided to the employees listed in EXHIBIT B.

          (d) PRESERVATION OF BUSINESS. The Seller will cause MAMO to keep its businesses and properties substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and employees. In addition, on or before the Closing, the Seller shall cause the employment of the persons set forth in EXHIBIT C, and shall use its best efforts to cause the employment of the persons set forth in EXHIBIT B, to be transferred from Seller to MAMO effective as of the Closing Date on terms reasonably acceptable to Buyer and with evidence of such transfer reasonably acceptable to Buyer provided at the Closing.

          (e) FULL ACCESS. The Seller will permit, and the Seller will cause MAMO to permit, representatives of Buyer to have full access at all reasonable times, and in a manner so as not to interfere unreasonably with the normal business operations of MAMO and the Seller, to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to MAMO.

          (f) NOTICE OF DEVELOPMENTS. Each of the Parties will give prompt written notice to the other of any material adverse development causing a breach of any of its own representations and warranties in Section 3, Section 4 or
Section 5 above.

          (g) EXCLUSIVITY. The Seller will not, and the Seller will not cause or permit MAMO or any of its Affiliates to, (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting Securities, or any substantial portion of the assets of MAMO either directly or indirectly through merger consolidation, exchange or other transaction or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. The Seller will not vote its MAMO Shares in favor of any such acquisition structured as a merger, consolidation or share exchange. The Seller will notify Buyer immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

          (h) REVIEW OF FINANCIAL STATEMENTS.   Seller shall cause MAMO to have
prepared and delivered to Buyer on the later of Closing or 30 days after the last quarter ended prior to Closing, copies of the balance sheet, statement of income and cash flow for the interim period as of and for the year-to-date ending on the last quarter ended immediately prior to the Closing (the "INTERIM FINANCIAL STATEMENTS"), all reviewed by Seller's outside accounting firm, and a statement to that effect by such firm. Buyer and Seller shall equally share the cost of such review. Except for the exclusion of the Mall/Retail Gift Certificate Business, such Financial Statements shall not materially differ in any respect from those attached hereto as EXHIBIT A. Seller will provide a balance sheet, income statement and related allocation assumptions for MAMO for the above interim period that exclude the Mall/Retail Gift Certificate Business. Such separately stated financial statements will not be reviewed by Seller's outside accounting firm.

          (i) COMMITMENT TO SUPPORT. From the date hereof until the Closing or any termination of this Agreement in accordance with Section 11 below, the Seller, Buyer and their officers and directors shall, and the Seller shall cause MAMO and its officers and directors to, actively support and defend this Agreement and use all reasonable efforts to take or cause to be taken, all actions necessary or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and to satisfy the various conditions herein to their respective obligations hereunder.

          (j) FORMATION OF GIFT CERTIFICATE SUBSIDIARY. Prior to the Closing, Seller will cause MAMO to transfer to an Affiliate of Seller all rights related to the operations of the Mall/Retail Gift Certificate Business. In addition, the Seller and Buyer shall negotiate in good faith the list of tangible assets which relate solely to the Mall/Retail Gift Certificate Business and which are to be transferred to an Affiliate of Seller prior to Closing.

     7. POST-CLOSING COVENANTS. The Parties agree as follows with respect to the period following the Closing.

          (a) GENERAL. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as the other Party reasonably may request, at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 9 below). The Seller acknowledges and agrees that from and after the Closing Buyer will be entitled to possession of all documents, books, records (including Tax records), agreements, and financial data of any sort relating to MAMO, provided, however, that Seller shall have the right to examine and copy all such documents, books, records (including Tax records), agreements and financial data of any sort relating to MAMO should it reasonably need to do so for tax or other purposes and consistent with the provisions of this Agreement.

          (b) LITIGATION SUPPORT. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with
(i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving MAMO, the other Party will cooperate with the contesting or defending Party and its counsel in the contest or defense, make available its personnel, and provide such testimony and access to its books and records as shall be reasonably necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Section 9 below).

          (c) TRANSITION. The Seller will take no action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, agent or other business associate of MAMO from maintaining the same business relationships with MAMO after the Closing as it maintained with the MAMO prior to the Closing. The Seller will refer all customer inquiries relating to MAMO's business (other than the Mall/Retail Gift Certificate Business) to Buyer from and after the Closing.

          (d) CONFIDENTIALITY. The Seller will treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to Buyer or destroy, at the request and option of Buyer, all tangible embodiments (and all copies) of the Confidential Information which are in its possession. Notwithstanding anything herein to the contrary, in the event of termination of this Agreement pursuant to Section 11, or if the Closing does not otherwise occur, the Buyer shall treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information, and deliver promptly to Seller or destroy, at the request and option of Seller, all tangible embodiments (and all copies) of the Confidential Information which are in its possession. In the event that the Seller or Buyer (the "Disclosing Party") is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, the Disclosing Party will notify the other Party hereto (the "Non-Disclosing Party") promptly of the request or requirement so that the Non-Disclosing Party may seek an appropriate protective order or waive compliance with the provisions of this Section 7(d). If, in the absence of a protective order or the receipt of a waiver hereunder, the Disclosing Party is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, the Disclosing Party may disclose the Confidential Information to the tribunal; PROVIDED, HOWEVER, that the Disclosing Party shall use its best efforts to obtain, at the request of Non-Disclosing Party, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as Non-Disclosing Party shall designate.

          (e) EMPLOYEES.   The Parties hereto agree that during the term of the
Processing Agreement, and for a period of two years thereafter, (i) MAMO or its Affiliates shall not, directly or indirectly, on its own behalf or in combination with others, solicit or cause to be solicited the employment of any employee of the Seller other than programmers working on the new system project for MAMO described in the Processing Agreement, who MAMO may offer employment to at any time on or after July 1, 1998 and (ii) the Seller or its Affiliates shall not, directly or indirectly, on their own behalf or in combination with others, solicit or cause to be solicited the employment of any employee of MAMO or Buyer or any of their Affiliates or successors in interest working in the vicinity of Louisville, Kentucky.

          (f) COVENANT NOT TO COMPETE. As an inducement for the Parties to enter into this Agreement, the Seller and the Buyer hereby agree as follows:

               (i) From and after the Closing and continuing for a period of five years after the Closing Date, neither Seller nor any of its Affiliates shall, directly or indirectly, on its own behalf or in combination with others enter, engage or participate in, as an owner, partner, shareholder, agent, consultant or (without limitation by the specific enumeration of the foregoing) otherwise, the money order business anywhere in the continental United States.

               (ii) From and after the Closing and continuing for a period of five years after the Closing Date, neither Buyer nor any of its Affiliates (including MAMO) shall, directly or indirectly, on its own behalf or in combination with others, enter, engage or participate in, as an owner, partner, shareholder, agent, consultant or (without limitation by the specific enumeration of the foregoing) otherwise, the Mall/Retail Gift Certificate Business anywhere in the continental United States; PROVIDED, HOWEVER, that (i) nothing contained herein shall prohibit or restrict Buyer or any of its Affiliates (including MAMO) from entering into or engaging or participating in the Retail Gift Certificate Business with any Person where such Person has agreed with Buyer or any of its Affiliates (including MAMO) to provide money order or money transfer services on behalf of Buyer or its Affiliates (including MAMO) to such Person's customers and where Buyer's primary purpose with contracting with such Person is to provide money order or money transfer services on behalf of Buyer or its Affiliates and (ii) nothing contained herein shall be deemed to prohibit or restrict Buyer or any of its Affiliates from engaging in the money order or money transfer business.

               (iii) The Seller, the Buyer and their respective Affiliates recognize that the limitations set forth in this Section are reasonable and are required for the protection of their respective interests. In the event that any such limitation is deemed to be unreasonable by a court of competent jurisdiction, the Buyer, the Seller and their respective Affiliates agree to the reduction of any such limitations to such an area, period or scope as such court shall deem reasonable under the circumstances. In the event of any breach of paragraphs (i)-(ii), the time period of the breached covenant shall be extended for the period of such breach. As set forth in Section 9 and Section 13(n) below, each Party shall be entitled to all rights and remedies at law and in equity in connection with any breach of this Section by the other Party.

     8.  CONDITIONS TO OBLIGATION TO CLOSE.

          (a) CONDITIONS TO OBLIGATION OF BUYER. The obligation of Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions (any of which may be waived by Buyer in whole or in part):

               (i) the representations and warranties set forth in Section 3 and
     Section 4 above shall be true and correct in all material respects at and as of the Closing Date;

               (ii) The Seller shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

               (iii) All authorizations, consents and approvals of governments and governmental agencies and third parties specified in Section 6(b) above (including, without limitation, any consents of regulatory authorities including state banking departments, the consent to the sublease by NTS Property IV and consents required by any software licensors, if applicable) shall have been procured;

               (iv) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or
     (C) affect adversely the right of Buyer to own the MAMO Shares and to control MAMO, or (D) affect adversely the right of MAMO to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

               (v) The Seller and MAMO shall each have delivered to Buyer a certificate signed by its president or chief executive officer to the effect that each of the conditions specified above in Section 8(a)(i)-(iv) is satisfied in all respects;

               (vi) all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated;

               (vii) MADPI and Seller shall have executed and delivered the Processing Agreement, and all other documents required under this Agreement, and the same shall be in full force and effect;

               (viii) The Seller shall have executed and delivered, or caused to be executed and delivered, the Assignment Documents relating to internally developed software applications:

               (ix) MADPI and Seller shall have executed and delivered the Sublease Agreement;

               (x) The Seller and MADPI shall have executed and delivered a Facility Sharing Agreement;

               (xi) If applicable, the Seller and MADPI shall have executed and delivered the Joint Services Agreement;

               (xii) The Seller and MAMO shall have executed and delivered the License Agreement;

               (xiii) Buyer shall have received from Seller's counsel an opinion in form and substance reasonably acceptable to Buyer, addressed to Buyer, and dated as of the Closing Date;

               (xiv) Seller shall have delivered an incumbency certificate and an officers certificate with respect to Seller's and MAMO's charter, by-laws and resolutions (in the case of Seller) approving this Agreement and other matters reasonably requested by Buyer;

               (xv) Seller shall have delivered, or caused to be delivered, written resignation letters for each of MAMO's officers and directors;

               (xvi) Buyer shall be satisfied in its sole discretion that the financial statements described in Sections 4(g) and 6(h) shall be sufficient to meet Buyer's reporting requirements under the Exchange Act; and

               (xvii) all actions to be taken by Seller in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Buyer.

          (b) CONDITIONS TO OBLIGATION OF SELLER. The obligation of the Seller to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions (any of which may be waived by Seller, in whole or in part):

               (i) the representations and warranties set forth in Section 5 above shall be true and correct in all material respects at and as of the Closing Date;

               (ii) Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

               (iii) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

               (iv) Buyer shall have delivered to Seller a certificate to the effect that each of the conditions specified above in Section 8(b)(i)-(iii) is satisfied in all respects;

               (v) all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated;


               (vi) Buyer shall have executed and delivered the Processing Agreement and all other documents required under this Agreement, and the same shall be in full force and effect; and

               (vii) Buyer shall have delivered an incumbency certificate and an officers certificate with respect to Buyer's Certificate of Incorporation, by-laws and resolutions approving this Agreement and other matters reasonably requested by Seller;

               (viii) MAMO and Seller or Seller's Affiliate shall have executed and delivered the License Agreement;

               (ix) Seller shall have received from Buyer's counsel an opinion in form and substance reasonably satisfactory to Seller; and

               (x) all actions to be taken by Buyer in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Seller.

     9. REMEDIES FOR BREACHES OF THIS AGREEMENT AND INDEMNIFICATION.

          (a)  SURVIVAL OF REPRESENTATIONS AND WARRANTIES.   All of the
representations and warranties of the Seller contained in Sections 3 and 4 of this Agreement shall survive the Closing (unless Buyer knew of any misrepresentation or breach of warranty at the time of Closing because such misrepresentation or breach had been disclosed to Buyer by Seller in writing) and continue in full force and effect as follows: (i) with respect to all matters concerning Taxes and licensing, audits and compliance with applicable laws until the 60th day following the expiration of the applicable statute of limitations, (ii) with respect to all matters covered by Section 3(e) and
Section 4(b), forever, and (iv) with respect to all other representations and warranties of Sellers in Section 3 and 4, until the second anniversary of the Closing Date. All of the representations and warranties of the Buyer contained in Section 5 of this Agreement shall survive the Closing (unless Seller knew of any misrepresentation or breach of warranty at the time of Closing because such misrepresentation or breach had been disclosed to Seller by Buyer in writing) and continue in full force and effect until the second anniversary of the Closing Date.

          (b)  INDEMNIFICATION PROVISIONS FOR BENEFIT OF THE BUYER.

               (i) In the event the Seller breaches (or in the event any third party alleges facts that, if true, would mean the Seller has breached) any of its representations or warranties contained in Sections 3 and 4 of this Agreement, and, if there is an applicable survival period pursuant to
     Section 9(a) above, provided that Buyer makes a written claim for indemnification against any Seller pursuant to Section 13(g) below within such survival period, the Seller agrees to indemnify Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Buyer may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach); PROVIDED, HOWEVER, that the Seller shall not have any obligation to indemnify the Buyer from and against any Adverse Consequences resulting from, arising out of, relating to, in the nature of, or caused by the breach (or alleged breach) of any representation or warranty of the Seller contained in Section 3(a)-(d) and Section 4 (a), Section 4(c)-(k) and
     Section 4(m) - (cc) above until the Buyer has suffered Adverse Consequences by reason of all such breaches (or alleged breaches) in excess of a $100,000 aggregate threshold (at which point the Seller will be obligated to indemnify the Buyer from and against all such Adverse Consequences in excess of such threshold).

               (ii) The Seller agrees to indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer resulting from, arising out of, relating to, in the nature of, or caused by any Liability of MAMO (x) for any Taxes of MAMO with respect to any Tax year or portion thereof ending on or before the Closing Date (or for any Tax year beginning before and ending after the Closing Date to the extent allocable (determined in a manner consistent with Section 10(b)) to the portion of such period beginning before and ending on the Closing Date), (y) for Taxes of any Person other than MAMO (including Seller and its Affiliates) (i) under Reg. Section 1.1502-6 (or any similar provision of state, local or foreign law), (ii) as a transferee or successor, (iii) by contract, or (iv) otherwise, or (z) for any violation by MAMO of any laws related to Permissible Investments for any period prior to the Closing.

               (iii) The Seller agrees to indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer or MAMO may suffer resulting from, arising out of, relating to, in the nature of, or caused by any Liability of the Seller or MAMO (A) with respect to the patent infringement suit described in Section 4(m)(iii) of Seller's Disclosure Schedule, (B) with respect to the formation, operations and liabilities of any kind or nature related to the Mall/Retail Gift Certificate Business (before or after the Closing) and (C) with respect to any Employee Benefit Plan of Seller.

          (c) INDEMNIFICATION PROVISIONS FOR BENEFIT OF THE SELLER. In the event Buyer breaches (or in the event any third party alleges facts that, if true, would mean Buyer has breached) any of its representations or warranties contained in Section 5 of this Agreement, and, if there is an applicable survival period pursuant to Section 9(a) above, provided that the Seller make a written claim for indemnification against Buyer pursuant to Section 13(g) below within such survival period, then Buyer agrees to indemnify the Seller from and against the entirety of any Adverse Consequences the Seller may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Seller may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

          (d)  MATTERS INVOLVING THIRD PARTIES.

               (i) If any third party shall notify any Party (the "INDEMNIFIED PARTY") with respect to any matter (a "THIRD PARTY CLAIM") which may give rise to a claim for indemnification against the other Party (the "INDEMNIFYING PARTY") under this Section 9, then the Indemnified Party shall promptly notify the Indemnifying Party thereof in writing; PROVIDED, HOWEVER, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

               (ii) The Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within 15 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (B) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests of the Indemnified Party, and (E) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

               (iii) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 9(d)(ii) above, (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

               (iv) In the event any of the conditions in Section 9(d)(ii) above is or becomes unsatisfied, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, the Indemnifying Party in connection therewith), (B) the Indemnifying Party will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and (C) the Indemnifying Party will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Section 9.

          (e) DETERMINATION OF ADVERSE CONSEQUENCES. The Parties shall take into account the time cost of money (using the Applicable Rate as the discount rate) in determining Adverse Consequences for purposes of this Section 9. All indemnification payments under this Section 9 shall be deemed adjustments to the Purchase Price

          (f)  OTHER INDEMNIFICATION PROVISIONS.   The foregoing indemnification
provisions are exclusive of and limit any statutory, equitable, or common law remedy any Party may have for breach of representation or warranty contained in Sections 3, 4 and 5 of this Agreement. The foregoing shall in no way limit Seller and Buyer from pursuing all statutory, equitable or common law remedies available to any Party in connection with any other provisions of this Agreement, including, without limitation
Section 7 of this Agreement, the Processing Agreement and the other agreements contemplated herein. The Seller hereby agrees, on behalf of itself and its employees, that it will not make any claim for indemnification against MAMO by reason of the fact that its employees were directors, officers, employees, or agents of MAMO or were serving at the request of MAMO as a partner, trustee, director, officer, employee, or agent of another entity (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such claim is pursuant to any statute, charter document, bylaw, agreement, or otherwise) with respect to any action, suit, proceeding, complaint, claim, or demand brought by the Buyer against the Seller (whether such action, suit, proceeding, complaint, claim, or demand is pursuant to this Agreement, applicable law, or otherwise).

          10. TAX MATTERS.

          (a)  TAX SHARING AGREEMENTS.   Any Tax sharing agreement between the
Seller and MAMO is terminated as of the Closing Date and will have no further effect for any taxable year (whether the current year, a future year, or a past year).

          (b)  RETURNS FOR PERIODS THROUGH  THE CLOSING DATE.   The Seller will
include the income of MAMO (including any deferred income triggered into income by Reg. Section 1.1502-13 and Reg. Section 1.1502-14 and any Excess Loss Accounts taken into income under Reg. Section 1.1502-19) on the Seller's state, local, foreign or consolidated federal income Tax Returns for all periods through the Closing Date and pay any state, local, foreign or federal income Taxes attributable to such income. MAMO will furnish information to the Seller for inclusion in the Seller's consolidated income Tax Returns for the period which includes the Closing Date in accordance with MAMO's past custom and practice. The Seller will take no position on such returns that relate to MAMO that would adversely affect MAMO after the Closing Date. The income of MAMO will be apportioned to the period up to and including the Closing Date and the period after the Closing Date by closing the books of MAMO as of the end of the Closing Date. The Seller will provide to MAMO and Buyer all information necessary for MAMO and Buyer to file any separate state, local or foreign Tax Return required to be filed by MAMO for any period prior to and/or including the Closing Date.

          (c)  AUDITS.   The Seller will allow MAMO and its counsel to
participate at its own expense in any audits of the Seller's state, local, foreign or consolidated federal income Tax Returns to the extent that such returns relate to MAMO and affect the ongoing operations of MAMO for periods
ending after the Closing Date.   Furthermore, Buyer and MAMO will allow the
Seller and its counsel to participate at its own expense in any audits of the Buyer's state, local, foreign or federal income Tax Returns to the extent that such returns relate to MAMO for periods ending on or before the Closing Date and to the extent that Buyer will be requesting indemnification from Seller pursuant to Section 9 of this Agreement. The Seller will not settle any such audit in a manner which would adversely affect MAMO after the Closing Date and the Buyer will not settle any such audit in a manner which would adversely affect Seller without the prior written consent of the other Party, which consent shall not be unreasonably withheld.

          (d)  CARRYBACKS.   The Seller will immediately pay to the Buyer any
Tax refund (or reduction in Tax liability) resulting from a carryback of a postacquisition Tax attribute of MAMO as to which MAMO cannot elect to waive into the Seller's consolidated Tax return, when such refund or reduction is realized by the Seller group. Notwithstanding the foregoing, the post-acquisition tax attributes of MAMO will be considered to produce a refund (or reduce liability) only after all tax attributes of Seller and other members of Seller's group have been used. The Seller will cooperate with MAMO in obtaining such refunds (or reduction in Tax Liability), including through the filing of amended Tax returns or refund claims. The Buyer agrees to indemnify Seller for any Taxes resulting from the disallowance of such postacquisition Tax attribute on audit or otherwise.

          (e) POST-CLOSING ELECTIONS. At the Seller's request, the Buyer will cause MAMO to make or join with the Seller in making any election if the making of such election does not have an adverse impact on the Buyer (or MAMO) for any postacquisition Tax period.

          (f) SECTION 338(H)(10) ELECTION. (i) Subject to the conditions set forth hereunder, Seller agrees that Buyer may require Seller to join with the Buyer in making an election under Section 338(h)(10) of the Code (and any corresponding elections under state, local, or foreign tax law) (collectively, a "SECTION 338(H)(10) ELECTION") with respect to the purchase and sale of the
stock of MAMO hereunder.   If Buyer requires that a Section 338(h)(10) Election
be made, within 240 days after the Closing, Seller and Buyer shall exchange completed and executed copies of Form 8023-A and required schedules thereto (the "FORM") and Seller and Buyer agree to take all other action and file all other necessary reports to elect validly pursuant to Section 338(h)(10) of the Code to treat the transactions as a sale of assets as opposed to a sale of stock. Buyer and Seller shall each file a copy of the Form in a timely manner and shall provide assurance to the other party that it has done so.

          (ii) If Buyer requires that a Section 338(h)(10) Election be made, Buyer shall be obligated to pay to Seller an amount equal to (A) all Taxes or costs that are imposed on or incurred by Seller or its Affiliates which exceed those costs which Seller or its Affiliates would have incurred if the Section 338(h)(10) Election had not been made, including the increased Tax liability attributable to the receipt of such payment from Buyer and (B) any state, local or foreign tax attributable to an election under state, local or foreign law similar to the election available under Section 338(g) of the Code (or which results from the making of an election under Section 338(g) of the Code) with respect to the purchase and sale of the stock of MAMO hereunder including the increased Tax liability attributable to the receipt of such payment from Buyer (the "SECTION 338 COST"), and (C) the costs of Seller in providing the foregoing information to the Buyer. Upon the request of Buyer, after the execution of this Agreement Seller shall provide Buyer reasonable access to information and records of Seller and MAMO that will allow the Buyer to estimate the Section 338 Cost.

          (iii) Seller shall deliver to Buyer within 30 business days after a written request by the Buyer, Seller's good faith estimate of the Section 338 Cost and Seller will provide to the Buyer sufficient information and records of Seller and MAMO supporting such estimate. Buyer shall notify Seller within 240 days after Closing whether or not Buyer will require that a Section 338(h)(10) Election be made. Execution and delivery of the completed Form by Seller shall be conditioned on Buyer's either (i) having paid to Seller by wire transfer of immediately available funds to Seller's bank account, a cash amount equal to the
Section 338 Cost, or (ii) having made alternative arrangements acceptable to Seller in its sole discretion for security for payment (e.g., standby letters of credit) of the Section 338 Cost, as estimated in good faith by Seller; provided, however, if Buyer disagrees with Seller's good faith estimate, the Section 338 Cost payable by Buyer to Seller shall be equal to the amount determined by an independent public accounting firm acceptable to both Buyer and Seller, with the cost of such firm paid by Buyer. If Seller is able to establish that the Section 338 Cost is in excess of the amount paid by Buyer to Seller, Buyer shall reimburse Seller for such excess when and as such excess is incurred and established by Seller to Buyer's reasonable satisfaction. If Buyer is able to establish that the amount paid by Buyer to Seller is in excess of the Section 338 Cost, Seller shall reimburse Buyer for such excess when and as such excess is established by Buyer to Seller's reasonable satisfaction.

          (iv) For purposes of the Section 338(h)(10) Election, the aggregate purchase price to be allocated among the assets of MAMO shall be determined in accordance with Section 338 and the regulations thereunder, and any comparable provisions of state or local law, as appropriate. The Buyer, Seller, and MAMO shall file all Tax Returns in accordance with the allocation jointly determined by Buyer and shall take no position in any Tax Return, Tax proceeding or Tax audit which is inconsistent therewith. If any such determination or allocation is disputed by any taxing authority, the party receiving notice of the dispute shall promptly notify the other parties hereto concerning resolution of the dispute.

     11. TERMINATION.

          (a) TERMINATION OF AGREEMENT. Certain of the Parties may terminate this Agreement as provided below:

               (i) The Buyer and the Seller may terminate this Agreement by mutual written consent at any time prior to the Closing;

               (ii) The Buyer may terminate this Agreement by giving written notice to the Seller at any time prior to the Closing (A) in the event the Seller has breached any representation, warranty, or covenant contained in this Agreement in any material respect, or (B) if the Closing shall not have occurred on or before the Closing Date by reason of the failure of any condition precedent under Section 8(a) hereof (unless the failure results primarily from Buyer itself breaching any representation, warranty, or covenant contained in this Agreement); provided, however, that Seller shall have a right to cure such breach or failure for a period of ten days following delivery of such notice; or

               (iii) The Seller may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing (A) in the event the Buyer has breached any representation, warranty, or covenant contained in this Agreement in any material respect, or (B) if the Closing shall not have occurred on or before the Closing Date by reason of the failure of any condition precedent under Section 8(b) hereof (unless the failure results primarily from the Seller's breach of any representation, warranty, or covenant contained in this Agreement); provided, however, that Buyer shall have a right to cure such breach or failure for a period of ten days following delivery of such notice.

          (b) EFFECT OF TERMINATION. If any Party terminates this Agreement pursuant to Section 11(a) above, all rights and obligations of the Parties hereunder shall terminate without any Liability of any Party to the other Party (except for any Liability of any Party then in breach).

     12. EMPLOYMENT MATTERS.

          (a) TRANSFER OF EMPLOYEES.   Effective upon the Closing, the employees
listed in EXHIBIT B will become the employees of MAMO in accordance with Section 6(d) above.

          (b) HEALTH INSURANCE.   Buyer and MAMO will arrange for health
insurance benefits for the employees listed on EXHIBIT B that are similar to those provided to such employees as of the date of this Agreement. Seller will retain in full all liability and responsibility to provide continuation coverage, in accordance with COBRA requirements, from and after the Closing Date to all employees or former employees (and related qualified beneficiaries) who are not listed on EXHIBIT B and who have elected or elect such coverage.

          (c) TRANSITION DATA. Seller shall provide for the employees of MAMO in accordance with the document entitled "Mid-America Money Order Company Transition Data," a copy of which is attached hereto as EXHIBIT G and which is being distributed to the employees listed on EXHIBIT B.

          (d) SERVICE CREDIT. Except to the extent prohibited or limited by applicable law or government regulation, Buyer and its Affiliates (including
MAMO) will recognize all years of service of the employees listed on EXHIBIT B with Seller or Seller's Affiliates as though such service was performed with Buyer or one of Buyer's Affiliates for purposes of participating in all employee benefits (including severance) to be made available to MAMO employees (but not for purposes of determining the amount of benefits thereunder, e.g., for purposes of accrual under any defined benefit pension plan).

     13. MISCELLANEOUS.

          (a) PRESS RELEASES AND PUBLIC ANNOUNCEMENTS. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to Closing without the prior written approval of the other Party; PROVIDED, HOWEVER, that any Party may make any public disclosure it believes in good faith is required by applicable law (in which case the disclosing Party will use its best efforts to advise the other Party prior to making the disclosure).

          (b) NO THIRD PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

          (c) ENTIRE AGREEMENT. This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they have related in any way to the subject matter hereof.

          (d) SUCCESSION AND ASSIGNMENT.   No Party may assign either this
Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party; PROVIDED, HOWEVER, that Buyer may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases Buyer nonetheless shall remain primarily responsible for the performance of all of its obligations hereunder).

          (e) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

          (f) HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

          (g) NOTICES. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if it is sent by registered or certified mail, return receipt requested, postage prepaid (and then three business days after), and addressed to the intended recipient as set forth below:

                         IF TO SELLER:

                         Mr. Steven Small
                         Executive Vice President and Chief
                         Financial Officer
                         Mid-America Bancorp
                         500 West Broadway
                         Louisville, KY 40202
                         Telecopy No.: (502) 562-5402

                         COPY TO:

                         Robert H. Sachs, Esq.
                         Executive Vice President and General Counsel
                         Mid-America Bancorp
                         500 West Broadway
                         Louisville, KY 40201
                         Telecopy No.: (502) 562-5872

                         AND

                         Stewart E. Conner, Esq.
                         Wyatt, Tarrant & Combs
                         2800 Citizens Plaza
                         Louisville, KY  40202
                         Telecopy No.: (502) 589-0309

                         IF TO BUYER:

                         Mr. John M. Fowler
                         Executive Vice President and Chief Financial
                         Officer
                         MoneyGram Payment Systems, Inc.
                         Park 80 West Plaza, 4th Floor
                         Saddle Brook, NJ 07663

                         Telecopy No.: (201) 291-3647

                         COPY TO:

                         Andrea M. Kenyon, Esq.
                         General Counsel
                         MoneyGram Payment Systems, Inc.
                         Park 80 West Plaza, 4th Floor
                         Saddle Brook, NJ 07663
                         Telecopy No.: (201) 291-3647

                         AND

                         Lori L. Lasher, Esq.
                         Reed Smith Shaw & McClay LLP
                         2500 One Liberty Place
                         Philadelphia, PA 19103
                         Telecopy No.: (215) 851-1420

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

          (h) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.

          (i) AMENDMENTS AND WAIVERS. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.


          (j) SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

          (k) EXPENSES. Except as otherwise provided herein, each of the Parties and MAMO will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby; PROVIDED, HOWEVER, that any filing fees in connection with the Hart-Scott-Rodino Act, any change in control notices or similar filings will be split equally between the Buyer and the Seller.

          (l) CONSTRUCTION. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. Nothing in the Disclosure Schedules shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the Disclosure Schedules identify the exception with reasonable particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

          (m) EXHIBITS AND SCHEDULES. The exhibits and schedules identified in this Agreement are incorporated herein by reference and made a part hereof. The Parties acknowledge that this Agreement refers to and does not attach various agreements, exhibits and the Disclosure Schedules. The Seller is responsible for preparing and submitting to Buyer the Seller's Disclosure Schedule and Buyer is responsible for preparing and submitting to Seller the Buyer's Disclosure Schedule with a letter that such Disclosure Schedule is the final Disclosure Schedule and is proposed by Seller or Buyer, as the case may be, to be attached to this Agreement. The Buyer and Seller shall each deliver their proposed final Disclosure Schedule to the other Party no later than 30 days following the execution of this Agreement. Upon receipt of the final Disclosure Schedule, Buyer, in the case of Seller's Disclosure Schedule, and Seller, in the case of Buyer's Disclosure Schedule, shall have ten (10) business days after receipt to review the Disclosure Schedule and to determine, in its sole discretion, that such Disclosure Schedule is acceptable to Buyer or Seller, as the case may be, in its sole discretion. In the event that the either Party notifies the other Party that it is not satisfied with the Disclosure Schedule on or before the tenth day following delivery of the proposed final Disclosure Schedule, the notifying Party may terminate this Agreement upon notice to the other party, whereupon all Parties shall be released without liability whatsoever from any and all claims under this Agreement. In addition, the Parties shall use their best efforts to negotiate and finalize the remaining exhibits and other documents which are referred to in this Agreement within 45 days from the date hereof. In the event that the Parties are unable to agree on such exhibits or documents within said 45 day period, either Party may terminate this Agreement upon notice to the other Party within 10 days after expiration of the 45 day period, whereupon all Parties shall be released without liability whatsoever from any and all claims under this Agreement.

          (n) SPECIFIC PERFORMANCE. Each of the Parties acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that

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

the other Party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter, in addition to any other remedy to which it may be entitled, at law or in equity.

          (o) TIME OF ESSENCE. Time is of the essence to the performance of the obligations set forth in this Agreement.

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


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.


                              MID-AMERICA BANCORP


                              By: /s/ Steven A. Small
                                  ------------------------------
                                   Steven A. Small
                                   Executive Vice President and
                                   Chief Financial Officer


                              MONEYGRAM PAYMENT SYSTEMS, INC.


                              By: /s/ John M. Fowler
                                  ------------------------------
                                   John M. Fowler
                                   Executive Vice President and
                                   Chief Financial Officer





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